UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 29, 2023

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

100 Summer Street, Suite 2300

Boston, Massachusetts 02110

(Address of principal executive offices)

(617) 621-7722

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 29, 2023, Ironwood Pharmaceuticals, Inc., a Delaware corporation (“Ironwood”), announced the expiration of its cash tender offer (the “Offer”) to acquire all of the outstanding registered ordinary shares, nominal value of CHF 0.05 per share (the “Shares”) of VectivBio Holding AG, a corporation limited by shares organized under the laws of Switzerland (“VectivBio”), at a price per share equal to $17.00, net to the shareholders of VectivBio in cash, without interest and subject to any applicable withholding taxes, pursuant to that certain Transaction Agreement (the “Transaction Agreement”), dated May 21, 2023, by and between Ironwood, and VectivBio.

The Offer and any withdrawal rights in connection therewith expired as scheduled at one minute after 11:59 P.M., Eastern Time, on June 28, 2023 (the “Expiration Date”). Ironwood has been advised that, as of the Expiration Date, 59,287,753 Shares have been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 94.40% of the Shares outstanding (not including 2,007,310 Shares delivered pursuant to guaranteed delivery procedures, representing approximately 3.20% of the Shares outstanding). The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Transaction Agreement). As all conditions to the Offer have been satisfied or waived, Ironwood has accepted for payment (such time, the “Acceptance Time”) all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer.

At the Acceptance Time, each option to purchase Shares (each, a “VectivBio Stock Option”), whether vested or unvested, that was outstanding and unexercised immediately prior to the Acceptance Time was cancelled in exchange for an amount in cash (without interest, and subject to deduction for any applicable withholding taxes) equal to the product, rounded down to the nearest cent, of (i) the excess, if any, of the Offer Price over the exercise price per Share of such VectivBio Stock Option and (ii) the number of Shares subject to such VectivBio Stock Option. If the exercise price per Share of any VectivBio Stock Option was equal to or greater than the Offer Price, such VectivBio Stock Option was automatically cancelled for no consideration with no further force or effect. Additionally, at the Acceptance Time, (i) each Share subject to a repurchase option of VectivBio (each, a “VectivBio Restricted Share”) that was outstanding immediately prior to the Acceptance Time automatically became fully vested and was treated the same as all other Shares in accordance with the terms and conditions of the Offer (subject to deduction for any applicable withholding taxes), and (ii) each restricted share unit award covering Shares that vested based solely on the passage of time (each, a “VectivBio RSU Award”) that was outstanding immediately prior to the Acceptance Time automatically became fully vested and was cancelled in exchange for an amount in cash (without interest, and subject to deduction for any applicable withholding taxes) equal to the product, rounded down to the nearest cent, of (A) the Offer Price and (B) the number of Shares subject to such VectivBio RSU Award as of immediately prior to the Acceptance Time.

The aggregate consideration paid by Ironwood to acquire the Shares accepted for payment (including the amounts payable to the holders of VectivBio Restricted Shares, VectivBio Stock Options and VectivBio RSU Awards as described above) was approximately $1.15 billion. Ironwood obtained the funds necessary to fund the acquisition through proceeds from the borrowings under the Revolving Credit Agreement (as defined below), cash on hand and cash of VectivBio.

Ironwood intends that, in accordance with the laws of Switzerland and a merger agreement expected to be entered into between Ironwood Pharmaceuticals GmbH, a limited liability company organized under the laws of Switzerland and a subsidiary of Ironwood (“Merger Sub”), and VectivBio, Merger Sub and VectivBio will consummate a statutory squeeze-out merger pursuant to which VectivBio will be merged with Merger Sub, and Merger Sub will continue as the surviving entity (the “Merger”). At the effective time of the Merger, each Share (other than Shares held by VectivBio or any of its subsidiaries immediately prior to the Acceptance Time) that was not validly tendered and accepted pursuant to the Offer or acquired by Ironwood after the Acceptance Time will thereupon be cancelled and converted into the right to receive the Offer Price. To the extent permitted under applicable law and stock exchange regulations, Ironwood intends to delist the Shares from Nasdaq and provided that the criteria for deregistration are met, Ironwood intends to cause VectivBio to make a filing with the Securities and Exchange Commission requesting that VectivBio’s reporting obligations under the Securities Exchange Act of 1934, as amended, be terminated.

The description of the Transaction Agreement contained in this Item 2.01 (including the description in the immediately preceding paragraph) does not purport to be complete and is subject to and qualified in its entirety by reference to the Transaction Agreement, which was filed as Exhibit 2.1 to Ironwood’s Current Report on Form 8-K, filed on May 22, 2023, the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

As previously disclosed on Ironwood’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2023, Ironwood entered into a credit agreement (the “Revolving Credit Agreement”) with Wells Fargo Bank, N.A., as administrative agent, the lenders and other agents party thereto. On June 29, 2023, Ironwood borrowed $400,000,000 under the Revolving Credit Agreement to fund a portion of the consideration paid to purchase the Shares in connection with the Offer.

The description of the Revolving Credit Agreement contained in this Item 2.03 (including the description in the immediately preceding paragraph) does not purport to be complete and is subject to and qualified in its entirety by reference to the Revolving Credit Agreement, which was filed as Exhibit 10.1 to Ironwood’s Current Report on Form 8-K, filed on May 22, 2023, the terms of which are incorporated herein by reference.

Item 8.01	Other Events.

On June 29, 2023, Ironwood and VectivBio issued a joint press release announcing the expiration and results of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
99.1	Joint Press Release, dated June 29, 2023, of Ironwood Pharmaceuticals, Inc. and VectivBio Holding AG

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements,” including those regarding the expected nature, timing and benefits of the transaction. Forward-looking statements may be typically identified by such words as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause Ironwood’s or VectivBio’s actual results to differ materially from the expectations expressed in the forward-looking statements. Although Ironwood and VectivBio believe that the expectations reflected in the forward-looking statements are reasonable, any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Ironwood, VectivBio or their respective businesses or operations.

Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) litigation relating to the transaction; (2) uncertainties as to the timing of the consummation of the Merger and the ability of each of VectivBio and Ironwood to consummate the Merger; (3) risks that the completion of the Offer or the Merger disrupts the current plans and operations of VectivBio or Ironwood; (4) the ability of Ironwood and/or VectivBio to retain and hire key personnel; (5) competitive responses to the completion of the Offer and/or the Merger; (6) unexpected costs, charges or expenses resulting from the completion of the Offer or the Merger; (7) potential adverse reactions or changes to business relationships resulting from the completion of the Offer and/or the Merger; (8) the prospects, including clinical development, regulatory approvals, and commercial potential of apraglutide; (9) Ironwood’s ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating VectivBio with its existing businesses; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in VectivBio’s Annual Report on Form 20-F for the year ended December 31, 2022, the risk factors included in Ironwood’s Annual Report on Form 10-K for the year ended December 31, 2022 and Ironwood’s other filings with the SEC (which may be obtained for free at the SEC’s website at http://www.sec.gov). VectivBio and Ironwood can give no assurance that the conditions to the transaction will be satisfied. Neither VectivBio nor Ironwood undertakes any intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2023	Ironwood Pharmaceuticals, Inc.

	By:	/s/ Sravan K. Emany
Name: Sravan K. Emany Title: Senior Vice President, Chief Financial Officer